Exhibit 99.1

Capital One Financial Corporation
Earnings Release Fourth Quarter 2010 — Financial Supplement

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 1:  Financial & Statistical Summary—Reported Basis*

(dollars in millions, except per share data and as noted) (unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Earnings
Net interest income	$3,023	$3,109	$3,097	$3,228	$1,954
Non-interest income (1)(2)	939	907	807	1,061	(10)	1,412
Total revenue (3)	$3,962	$4,016	$3,904	$4,289	$3,366
Provision for loan and lease losses	839	867	723	1,478	844
Marketing expenses	308	250	219	180	188
Restructuring expenses (4)	-	-	-	-	32
Operating expenses (5)	1,783	1,746	1,781	1,667	1,728
Income from continuing operations before income taxes	$1,032	$1,153	$1,181	$964	$574
Income tax provision	331	335	369	244	170
Income from continuing operations, net of tax	701	818	812	720	404
Loss from discontinued operations, net of tax (2)	(4)	(15)	(204)	(84)	(28)
Net income	$697	$803	$608	$636	$376
Net income available to common shareholders	$697	$803	$608	$636	$376

Common Share Statistics
Basic EPS: (A)
Income from continuing operations	$1.55	$1.81	$1.79	$1.59	$0.90
Loss from discontinued operations	(0.01)	(0.03)	(0.45)	(0.18)	(0.07)
Net income per basic common share	$1.54	$1.78	$1.34	$1.41	$0.83
Diluted EPS: (A)
Income from continuing operations	$1.53	$1.79	$1.78	$1.58	$0.89
Loss from discontinued operations	(0.01)	(0.03)	(0.45)	(0.18)	(0.06)
Net income per diluted common share	$1.52	$1.76	$1.33	$1.40	$0.83
Weighted average common shares outstanding:
Basic EPS	452.7	452.5	452.1	451.0	450.0
Diluted EPS	457.2	456.6	456.4	455.4	454.9
Common shares outstanding (period end)	452.8	452.6	452.3	451.9	450.4
Dividends per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Tangible book value per common share (period end) (B)	$27.73	$26.60	$24.89	$22.86	$27.72
Stock price per common share (period end)	$42.56	$39.55	$40.30	$41.41	$38.34
Total market capitalization (period end)	$19,271	$17,900	$18,228	$18,713	$17,268

Reported Balance Sheet Statistics (Quarterly Averages)
Average loans held for investment	$125,441	$126,307	$128,203	$134,206	$94,732
Average interest-earning assets	$173,991	$172,473	$174,650	$181,881	$143,663
Total average assets	$197,597	$196,598	$199,329	$207,207	$169,856
Average interest-bearing deposits	$106,597	$104,186	$104,163	$104,018	$101,144
Total average deposits	$121,736	$118,255	$118,484	$117,530	$114,598
Average equity (D)	$26,255	$25,307	$24,526	$23,681	$26,518
Return on average assets (ROA)	1.42%	1.66%	1.63%	1.39%	0.95%
Return on average equity (ROE) (D)	10.68%	12.93%	13.24%	12.16%	6.09%
Return on average tangible common equity (C)	22.90%	28.95%	30.97%	29.98%	13.02%

Reported Balance Sheet Statistics (Period End)
Loans held for investment	$125,947	$126,334	$127,140	$130,115	$90,619
Total assets (D)	$197,503	$196,933	$197,485	$200,691	$169,646
Interest-bearing deposits	$107,162	$104,741	$103,172	$104,013	$102,370
Total deposits	$122,210	$119,212	$117,331	$117,787	$115,809
Tangible assets(D) (E)	$183,158	$182,904	$183,474	$186,647	$155,516
Tangible common equity (TCE) (D) (F)	$12,558	$12,037	$11,259	$10,330	$12,483
Tier 1 risk-based capital ratio (6)	11.64%	11.13%	9.93%	9.57%	13.75%
Tangible common equity (TCE) ratio (D) (G)	6.86%	6.58%	6.14%	5.53%	8.03%
Tier 1 common equity ratio (7)	8.78%	8.21%	7.00%	6.54%	10.62%

Performance Statistics (Reported)
Net interest income growth (quarter over quarter) (8)	(3)%	0%	(4)%	65%	(3	)% (5)
Non-interest income growth (quarter over quarter) (8)	4%	12%	(24)%	(25)%	(9	)% (5)
Revenue growth (quarter over quarter) (8)	(1)%	3%	(9)%	27%	(5	)% (5)
Net interest margin	6.95%	7.21%	7.09%	7.10%	5.44%
Revenue margin	9.11%	9.31%	8.94%	9.43%	9.37%
Risk-adjusted margin (H)	5.90%	5.78	5.01%	4.99%	6.07%
Non-interest expense as a % of average loans held for investment (annualized)	6.67%	6.32%	6.24%	5.50%	8.23%
Efficiency ratio (I)	52.78%	49.70%	51.23%	43.06%	56.92%
Effective income tax rate	32.1%	29.1%	31.2%	25.3%	29.6%
Full-time equivalent employees (in thousands)	25.7	25.7	25.7	25.9	25.9

Credit Quality Statistics (Reported) (9)
Allowance for loan and lease losses	$5,628	$6,175	$6,799	$7,752	$4,127
Allowance as a % of reported loans held for investment	4.47%	4.89%	5.35%	5.96%	4.55%
Net charge-offs	$1,394	$1,522	$1,717	$2,018	$1,185
Net charge-off rate	4.45%	4.82%	5.36%	6.02%	5.00%
30+ day performing delinquency rate	3.60%	3.71%	3.81%	4.22%	4.13%
___________________
* Effective January 1, 2010, Capital One prospectively adopted two new accounting standards that resulted in the consolidation of the majority of the Company's credit card securitization trusts. The adoption of these new accounting standards resulted in the addition of approximately $41.9 billion of assets, consisting primarily of credit card loan receivables, and a reduction of $2.9 billion in stockholders' equity as of January 1, 2010. As the new accounting standards were adopted prospectively, prior period results have not been adjusted. See "Table 4: Impact from Adoption of New Consolidation Accounting Guidance January 1, 2010." While the adoption of these new accounting standards had a significant impact on the comparability of the Company's GAAP financial results prior to and subsequent to adoption, the Company's reported GAAP results after adoption are now comparable to the prior "managed" results.

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 2:  Financial & Statistical Summary—Managed Basis*

(dollars in millions, except per share data and as noted) (unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Earnings
Net interest income	$3,023	$3,109	$3,097	$3,228	$3,170
Non-interest income (1)(2)	939	907	807	1,061	(10)	1,199
Total revenue (3)	$3,962	$4,016	$3,904	$4,289	$4,369
Provision for loan and lease losses	839	867	723	1,478	1,847
Marketing expenses	308	250	219	180	188
Restructuring expenses (4)	-	-	-	-	32
Operating expenses (5)	1,783	1,746	1,781	1,667	1,728
Income from continuing operations before income taxes	$1,032	$1,153	$1,181	$964	$574
Income tax provision	331	335	369	244	170
Income from continuing operations, net of tax	$701	$818	$812	$720	$404
Loss from discontinued operations, net of tax (2)	$(4)	$(15)	$(204)	$(84)	$(28)
Net income	$697	$803	$608	$636	$376
Net income available to common shareholders	$697	$803	$608	$636	$376

Common Share Statistics
Basic EPS: (A)
Income from continuing operations	$1.55	$1.81	$1.79	$1.59	$0.90
Loss from discontinued operations	(0.01)	(0.03)	(0.45)	(0.18)	(0.07)
Net income per basic common share	$1.54	$1.78	$1.34	$1.41	$0.83
Diluted EPS:(A)
Income from continuing operations	$1.53	$1.79	$1.78	$1.58	$0.89
Loss from discontinued operations	(0.01)	(0.03)	(0.45)	(0.18)	(0.06)
Net income per diluted common share	$1.52	$1.76	$1.33	$1.40	$0.83
Weighted average common shares outstanding:
Basic EPS	452.7	452.5	452.1	451.0	450.0
Diluted EPS	457.2	456.6	456.4	455.4	454.9
Common shares outstanding (period end)	452.8	452.6	452.3	451.9	450.4
Dividends per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Tangible book value per common share (period end) (B)	$27.73	$26.60	$24.89	$22.86	$27.72
Stock price per common share (period end)	$42.56	$39.55	$40.30	$41.41	$38.34
Total market capitalization (period end)	$19,271	$17,900	$18,228	$18,713	$17,268

Managed Balance Sheet Statistics (Quarterly Averages)
Average loans held for investment	$125,441	$126,391	$128,335	$134,379	$138,184
Average interest-earning assets	$173,991	$172,557	$174,782	$182,054	$183,899
Total average assets	$197,597	$196,598	$199,329	$207,207	$210,425
Average interest-bearing deposits	$106,597	$104,186	$104,163	$104,018	$101,144
Total average deposits	$121,736	$118,255	$118,484	$117,530	$114,598
Average equity (D)	$26,255	$25,307	$24,526	$23,681	$26,518
Return on average assets (ROA)	1.42%	1.66%	1.63%	1.39%	0.77%
Return on average equity (ROE) (D)	10.68%	12.93%	13.24%	12.16%	6.09%
Return on average tangible common equity (C)	22.90%	28.95%	30.97%	29.98%	13.02%

Managed Balance Sheet Statistics (Period End)
Loans held for investment	$125,947	$126,334	$127,255	$130,265	$136,803
Total assets (D)	$197,503	$196,933	$197,485	$200,691	$212,389
Interest-bearing deposits	$107,162	$104,741	$103,172	$104,013	$102,370
Total deposits	$122,210	$119,212	$117,331	$117,787	$115,809
Tangible assets(D) (E)	$183,158	$182,904	$183,474	$186,647	$198,283
Tangible common equity (TCE) (D) (F)	$12,558	$12,037	$11,259	$10,330	$12,483
Tangible common equity (TCE) ratio (D) (G)	6.86%	6.58%	6.14%	5.53%	6.30%

Performance Statistics (Managed)
Net interest income growth (quarter over quarter) (8)	(3)%	0%	(4)%	2%	(1	)% (5)
Non-interest income growth (quarter over quarter) (8)	4%	12%	(24)%	(12)%	(13	)% (5)
Revenue growth (quarter over quarter) (8)	(1)%	3%	(9)%	(2)%	(5	)% (5)
Net interest margin	6.95%	7.21%	7.09%	7.09%	6.90%
Revenue margin	9.11%	9.31%	8.93%	9.42%	9.50%
Risk-adjusted margin (H)	5.90%	5.78%	5.01%	4.99%	4.74%
Non-interest expense as a % of average loans held for investment (annualized)	6.67%	6.32%	6.23%	5.50%	5.64%
Efficiency ratio (I)	52.78%	49.70%	51.23%	43.06%	43.85%
Effective income tax rate	32.1%	29.1%	31.2%	25.3%	29.6%
Full-time equivalent employees (in thousands)	25.7	25.7	25.7	25.9	25.9

Credit Quality Statistics (Managed) (9)
Net charge-offs	$1,394	$1,522	$1,717	$2,018	$2,188
Net charge-off rate	4.45%	4.82%	5.35%	6.01%	6.33%
30+ day performing delinquency rate	3.60%	3.71%	3.81%	4.22%	4.73%
___________________
*Prior to the January 1, 2010 adoption of the new consolidation accounting standards, management evaluated the Company and each of its lines of business results on a "managed" basis, which is a non-GAAP measure. With the adoption of the new consolidation accounting standards, the Company's reported results are comparable to the "managed" basis, which reflect the consolidation of the majority of the Company's credit card securitization trusts.  The accompanying "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its reported GAAP results for periods prior to January 1, 2010. See the accompanying schedule "Table 4: Impact from Adoption of New Consolidation Accounting Guidance January 1, 2010" for additional information on the impact from the new accounting standards.

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 3:  Notes to Financial & Statistical Summaries (Tables 1 and 2)

(1)
Includes the impact from the change in fair value of retained interests, including the interest-only strips, which totaled $8 million in Q4 2010, $6 million in Q3 2010, $17 million in Q2 2010, $(36) million in Q1 2010 and $55 million in Q4 2009.

(2)
The Company's mortgage representation and warranty reserve decreased to $816 million as of December 31, 2010, from $836 million as of September 30, 2010.  The decrease in the reserve reflected a negative provision for repurchase losses of $(7) million in Q4 2010, compared with a provision for repurchase losses of $16 million, $404 million, $224 million and $47 million in Q3 2010, Q2 2010, Q1 2010 and Q4 2009, respectively.  The majority of the provision for repurchase losses is recorded in discontinued operations, with the remaining portion recorded in non-interest income.

(3)
In accordance with the Company's finance charge and fee revenue recognition policy, amounts billed but not included in revenue totaled: $144 million in Q4 2010, $190 million in Q3 2010, $261 million in Q2 2010, $354 million in Q1 2010 and $490 million in Q4 2009.

(4)	In 2009, the Company completed its restructuring initiative that was initiated in 2007.

(5)
Includes core deposit intangible amortization expense of $51 million in Q4 2010, $50 million in Q3 2010, $50 million in Q2 2010, $52 million in Q1 2010 and $54 million in Q4 2009 and integration costs of $15 million in Q4 2010, $27 million in Q3 2010, $22 million in Q2 2010, $17 million in Q1 2010 and $22 million in Q4 2009.

(6)
Tier 1 risk-based capital ratio is a regulatory measure calculated based on Tier 1 capital divided by risk-weighted assets. See "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" for the calculation components.

(7)
Tier 1 common equity ratio is a non-GAAP measure calculated based on Tier 1 common equity divided by risk-weighted assets. See "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" for the calculation components.

(8)
Prior period amounts have been reclassified to conform with the current period presentation and adjusted to reflect purchase accounting refinements related to the acquisition of Chevy Chase Bank, FSB ("CCB").

(9)	The credit quality statistics excluding the impact of loans acquired from Chevy Chase Bank (CCB) are as follows.

	2010	2010	2010	2010	2009
(dollars in millions) (unaudited)	Q4	Q3	Q2	Q1	Q4
CCB period end acquired loan portfolio	$5,532	$5,891	$6,381	$6,799	$7,251
CCB average acquired loan portfolio	$5,633	$6,014	$6,541	$7,037	$7,512
Allowance as a % of loans held for investment, excluding CCB	4.67%	5.12%	5.63%	6.29%	4.95%
Net charge-off rate (Reported), excluding CCB	4.65%	5.06%	5.64%	6.35%	5.44%
Net charge-off rate (Managed), excluding CCB	4.65%	5.06%	5.64%	6.35%	6.70%
30+ day performing delinquency rate (Reported), excluding CCB	3.76%	3.89%	4.01%	4.46%	4.49%
30+ day performing delinquency rate (Managed), excluding CCB	3.76%	3.89%	4.01%	4.46%	4.99%

(10)
During Q1 2010, certain mortgage trusts were deconsolidated based on the sale of interest-only bonds associated with the trusts. The net effect of the deconsolidation resulted in $128 million of income which is included in non-interest income.

Statistical/Metric Calculations
(A)	Calculated based on net income (loss) available to common shareholders.

(B)
Calculated based on tangible common equity divided by common shares outstanding, which is a non-GAAP measure.  See "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" for the calculation components.

(C)
Calculated based on income from continuing operations divided by average tangible common equity, which is a non-GAAP measure. See "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" for the calculation components.

(D)	Calculated based on continuing operations, except for average equity and return on average equity (ROE), which are based on average stockholders' equity.

(E)	Non-GAAP measure consisting of reported or managed assets less intangible assets. See "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" for the calculation components.

(F)	See "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" for the calculation components.

(G)
Tangible common equity ratio ("TCE ratio") is a non-GAAP measure calculated based on tangible common equity divided by tangible assets. See "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" for the calculation components.

(H)	Calculated based on total revenue less net charge-offs divided by average earning assets.

(I)	Calculated based on non-interest expense less restructuring expense divided by total revenue.

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 4:  Impact from Adoption of New Consolidation Accounting Guidance January 1, 2010

Consolidation Impact

(dollars in millions)(unaudited)	January 1, 2010		Consolidation Impact		December 31, 2009

Assets:
Cash and due from banks	$12,683		$3,998		$8,685
Loans held for investment	138,184		47,565		90,619
Allowance for loan and lease losses	(8,391)		(4,264	) (2)	(4,127)
Net loans held for investment	129,793		43,301		86,492
Accounts receivable from securitizations	166		(7,463)		7,629
Other assets	68,869	(1)	2,029		66,840
Total assets	$211,511		$41,865		$169,646
Liabilities:
Securitized debt	48,300		44,346		3,954
Other liabilities	139,561		458		139,103
Total liabilities	187,861		44,804		143,057
Stockholders' equity	23,650		(2,939	) (2)	26,589
Total liabilities and stockholders' equity	$211,511		$41,865		$169,646

Allocation of the Allowance by Segment

(dollars in millions)(unaudited)	January 1, 2010	Consolidation Impact		December 31, 2009

Credit card:
Domestic credit card	$5,590	$3,663	(2)	$1,927
International credit card	727	528		199
Total credit card	6,317	4,191		2,126
Consumer banking:
Automobile	665	-		665
Home loan (includes all new CCB originations)	248	73	(3)	175
Other retail	236	-		236
Total consumer banking	1,149	73		1,076
Commercial banking:
Commercial and multi-family real estate	471	-		471
Middle market	131	-		131
Specialty lending	90	-		90
Total commercial lending	692	-		692
Small-ticket commercial real estate	93	-		93
Total commercial banking	785	-		785
Other	140	-		140
Total company	$8,391	$4,264		$4,127
___________________

(1)
Other assets includes a deferred tax asset of $3.9 billion as of January 1, 2010.  Of this amount, $1.6 billion relates to the impact from the January 1, 2010 adoption of the new consolidation accounting standards.

(2)
In the second quarter of 2010, an adjustment was made to reduce retained earnings and the allowance for loan and lease losses by $34 million. These adjustments, which related to the impairment of consolidated loans accounted for as troubled debt restructurings, are not reflected in the above table.

(3)
$73 million of the reduction in the allowance in the first quarter of 2010 was related to the deconsolidation of certain mortgage trusts. The offset to the reduction in the allowance was recorded in non-interest income.

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 5:  Consolidated Statements of Income

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
(dollars in millions, except per share data) (unaudited)	2010	2010	2009 (1)	2010	2009 (1)

Interest income:
Loans held for investment, including past-due fees	$3,352	$3,447	$2,108	$13,934	$8,757
Investment securities	305	347	404	1,342	1,610
Other	17	21	83	77	297
Total interest income	3,674	3,815	2,595	15,353	10,664

Interest expense:
Deposits	340	358	427	1,465	2,093
Securitized debt	165	191	54	809	282
Senior and subordinated notes	65	72	71	276	260
Other borrowings	81	85	89	346	332
Total interest expense	651	706	641	2,896	2,967

Net interest income	3,023	3,109	1,954	12,457	7,697
Provision for loan and lease losses	839	867	844	3,907	4,230
Net interest income after provision for loan and lease losses	2,184	2,242	1,110	8,550	3,467

Non-interest income:
Servicing and securitizations	12	13	743	7	2,280
Service charges and other customer-related fees	496	496	503	2,073	1,997
Interchange	350	346	112	1,340	502
Net other-than-temporary impairment losses recognized in earnings	(3)	(5)	(10)	(62)	(32)
Other	84	57	64	356	539
Total non-interest income	939	907	1,412	3,714	5,286

Non-interest expense:
Salaries and associate benefits	657	641	641	2,594	2,478
Marketing	308	250	188	958	588
Communications and data processing	182	178	171	693	740
Supplies and equipment	139	129	130	520	500
Occupancy	114	135	122	486	451
Restructuring expense (2)	-	-	32	-	119
Other	691	663	664	2,683	2,541
Total non-interest expense	2,091	1,996	1,948	7,934	7,417
Income from continuing operations before income taxes	1,032	1,153	574	4,330	1,336
Income tax provision	331	335	170	1,280	349
Income from continuing operations, net of tax	701	818	404	3,050	987
Loss from discontinued operations, net of tax	(4)	(15)	(28)	(307)	(103)
Net income	$697	$803	$376	$2,743	$884
Preferred stock dividends	-	-	-	-	(564)
Net income available to common shareholders	$697	$803	$376	$2,743	$320

Basic earnings per common share:
Income from continuing operations	$1.55	$1.81	$0.90	$6.74	$0.99
Loss from discontinued operations	(0.01)	(0.03)	(0.07)	(0.67)	(0.24)
Net income per common share	$1.54	$1.78	$0.83	$6.07	$0.75

Diluted earnings per common share:
Income from continuing operations	$1.53	$1.79	$0.89	$6.68	$0.98
Loss from discontinued operations	(0.01)	(0.03)	(0.06)	(0.67)	(0.24)
Net income per common share	$1.52	$1.76	$0.83	$6.01	$0.74

Weighted average common shares outstanding (in millions):
Basic EPS	452.7	452.5	450.0	452.1	428.1
Diluted EPS	457.2	456.6	454.9	456.4	431.4

Dividends per common share	$0.05	$0.05	$0.05	$0.20	$0.53
___________________

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

(2)	In 2009, the Company completed its restructuring initiative that was initiated in 2007.

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 6:  Consolidated Balance Sheets

	December 31,	September 30,	December 31,
(dollars in millions)(unaudited)	2010	2010	2009 (1)

Assets:
Cash and due from banks	$2,067	$2,015	$3,100
Interest-bearing deposits with banks	2,776	2,391	5,043
Federal funds sold and repurchase agreements	406	536	542
Cash and cash equivalents	5,249	4,942	8,685
Restricted cash for securitization investors	1,602	2,686	501
Investment in securities:
Available for sale, at fair value	41,537	39,926	38,830
Held to maturity, at amortized cost	-	-	80
Total investment in securities	41,537	39,926	38,910
Loans held for investment:
Unsecuritized loans held for investment, at amortized cost	71,921	74,719	75,097
Restricted loans for securitization investors	54,026	51,615	15,522
Total loans held for investment	125,947	126,334	90,619
Less: Allowance for loan and lease losses	(5,628)	(6,175)	(4,127)
Net loans held for investment	120,319	120,159	86,492
Loans held for sale, at lower-of-cost-or-fair-value	228	197	268
Accounts receivable from securitizations	118	127	7,128
Premises and equipment, net	2,749	2,722	2,736
Interest receivable	1,070	1,025	936
Goodwill	13,591	13,593	13,596
Other	11,040	11,556	10,394
Total assets	$197,503	$196,933	$169,646

Liabilities:
Interest payable	$488	$464	$509
Customer deposits:
Non-interest bearing deposits	15,048	14,471	13,439
Interest-bearing deposits	107,162	104,741	102,370
Total customer deposits	122,210	119,212	115,809
Securitized debt obligations	26,915	29,504	3,954
Other debt:
Federal funds purchased and securities loaned or sold under agreements to repurchase	1,517	947	1,140
Senior and subordinated notes	8,650	9,083	9,045
Other borrowings	4,714	4,799	6,875
Total other debt	14,881	14,829	17,060
Other liabilities	6,468	6,863	5,725
Total liabilities	170,962	170,872	143,057

Stockholders' equity:
Common stock	5	5	5
Paid-in capital, net	19,084	19,059	18,955
Retained earnings and accumulated other comprehensive income	10,654	10,199	10,809
Less: Treasury stock, at cost	(3,202)	(3,202)	(3,180)
Total stockholders' equity	26,541	26,061	26,589
Total liabilities and stockholders' equity	$197,503	$196,933	$169,646
___________________

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 7:  Average Balances, Net Interest Income and Net Interest Margin — Reported and Managed Basis(1)

Reported Basis

	Quarter Ended 12/31/10			Quarter Ended 09/30/10			Quarter Ended 12/31/09 (3)
(dollars in millions)(unaudited)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$125,441	$3,352	10.69%	$126,307	$3,447	10.92%	$94,732	$2,108	8.90%
Investment securities (2)	41,004	305	2.98%	39,872	347	3.48%	38,487	404	4.20%
Other	7,546	17	0.90%	6,294	21	1.33%	10,444	83	3.18%
Total interest-earning assets	$173,991	$3,674	8.45%	$172,473	$3,815	8.85%	$143,663	$2,595	7.23%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$12,918	$8	0.25%	$11,333	$10	0.35%	$10,588	$14	0.53%
Money market deposit accounts	43,822	110	1.00%	43,260	104	0.96%	37,460	97	1.04%
Savings accounts	25,121	54	0.86%	22,572	49	0.87%	15,416	35	0.91%
Other consumer time deposits	16,941	112	2.64%	18,726	133	2.84%	27,273	201	2.95%
Public fund CD's of $100,000 or more	204	1	1.96%	220	1	1.82%	754	2	1.06%
CD's of $100,000 or more	6,696	54	3.23%	7,256	59	3.25%	8,634	77	3.57%
Foreign time deposits	895	1	0.45%	819	2	0.98%	1,019	1	0.39%
Total interest-bearing deposits	$106,597	$340	1.28%	$104,186	$358	1.37%	$101,144	$427	1.69%
Senior and subordinated notes	8,096	65	3.21%	8,677	72	3.32%	8,759	71	3.24%
Other borrowings	6,622	81	4.89%	6,483	85	5.24%	9,908	89	3.59%
Securitization debt obligations	27,708	165	2.38%	30,750	191	2.48%	4,249	54	5.08%
Total interest-bearing liabilities	$149,023	$651	1.75%	$150,096	$706	1.88%	$124,060	$641	2.07%

Net interest income/spread		$3,023	6.70%		$3,109	6.97%		$1,954	5.16%

Interest income to average interest-earning assets			8.45%			8.85%			7.23%
Interest expense to average interest-earning assets			1.50%			1.64%			1.79%
Net interest margin			6.95%			7.21%			5.44%

Managed Basis

	Quarter Ended 12/31/10			Quarter Ended 09/30/10			Quarter Ended 12/31/09
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate

Interest-earning assets:
Loans held for investment	$125,441	$3,352	10.69%	$126,391	$3,447	10.91%	$138,184	$3,637	10.53%
Investment securities (2)	41,004	305	2.98%	39,872	347	3.48%	38,487	404	4.20%
Other	7,546	17	0.90%	6,294	21	1.33%	7,228	17	0.94%
Total interest-earning assets	$173,991	$3,674	8.45%	$172,557	$3,815	8.84%	$183,899	$4,058	8.83%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$12,918	$8	0.25%	$11,333	$10	0.35%	$10,588	$14	0.53%
Money market deposit accounts	43,822	110	1.00%	43,260	104	0.96%	37,460	97	1.04%
Savings accounts	25,121	54	0.86%	22,572	49	0.87%	15,416	35	0.91%
Other consumer time deposits	16,941	112	2.64%	18,726	133	2.84%	27,273	201	2.95%
Public fund CD's of $100,000 or more	204	1	1.96%	220	1	1.82%	754	2	1.06%
CD's of $100,000 or more	6,696	54	3.23%	7,256	59	3.25%	8,634	77	3.57%
Foreign time deposits	895	1	0.45%	819	2	0.98%	1,019	1	0.39%
Total interest-bearing deposits	$106,597	$340	1.28%	$104,186	$358	1.37%	$101,144	$427	1.69%
Senior and subordinated notes	8,096	65	3.21%	8,677	72	3.32%	8,759	71	3.24%
Other borrowings	6,622	81	4.89%	6,483	85	5.24%	9,908	89	3.59%
Securitization debt obligations	27,708	165	2.38%	30,750	191	2.48%	44,837	301	2.69%
Total interest-bearing liabilities	$149,023	$651	1.75%	$150,096	$706	1.88%	$164,648	$888	2.16%

Net interest income/spread		$3,023	6.70%		$3,109	6.96%		$3,170	6.67%

Interest income to average interest-earning assets			8.45%			8.84%			8.83%
Interest expense to average interest-earning assets			1.50%			1.64%			1.93%
Net interest margin			6.95%			7.21%			6.90%
___________________

(1)	Reflects amounts based on continuing operations.
(2)	Consists of available-for-sale and held-to-maturity securities.
(3)	Certain prior period amounts have been reclassified to conform to the current period presentation.

*Prior to the January 1, 2010 adoption of the new consolidation accounting standards, management evaluated the Company and each of its lines of business results on a "managed" basis, which is a non-GAAP measure. With the adoption of the new consolidation accounting standards, the Company's reported results are comparable to the "managed" basis, which reflect the consolidation of the majority of the Company's credit card securitization trusts.  The accompanying "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its reported GAAP results for periods prior to January 1, 2010. See the accompanying schedule "Table 4: Impact from Adoption of New Consolidation Accounting Guidance January 1, 2010" for additional information on the impact from the new accounting standards.

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 8: Lending Information and Statistics(1)

(dollars in millions)(unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Period-end loans held for investment
Credit card:
Domestic credit card	$53,849	$53,839	$54,628	$56,228	$60,300
International credit card	7,522	7,487	7,269	7,578	8,224
Total credit card	61,371	61,326	61,897	63,806	68,524

Consumer banking:
Automobile	17,867	17,643	17,221	17,446	18,186
Home loan	12,103	12,763	13,322	13,967	14,893
Retail banking	4,413	4,591	4,770	4,970	5,135
Total consumer banking	34,383	34,997	35,313	36,383	38,214

Commercial banking:
Commercial and multifamily real estate	13,396	13,383	13,580	13,618	13,843
Middle market	10,484	10,456	10,203	10,310	10,062
Specialty lending	4,020	3,813	3,815	3,619	3,555
Total commercial lending	27,900	27,652	27,598	27,547	27,460
Small-ticket commercial real estate	1,842	1,890	1,977	2,065	2,153	(7)
Total commercial banking	29,742	29,542	29,575	29,612	29,613

Other loans (2)	451	469	470	464	452
Total	$125,947	$126,334	$127,255	$130,265	$136,803

Average loans held for investment
Credit card:
Domestic credit card	$53,189	$54,049	$55,252	$58,108	$60,443
International credit card	7,419	7,342	7,427	7,814	8,300
Total credit card	60,608	61,391	62,679	65,922	68,743

Consumer banking:
Automobile	17,763	17,397	17,276	17,769	18,768
Home loan	12,522	13,024	13,573	15,434	15,170
Retail banking	4,466	4,669	4,811	5,042	5,176
Total consumer banking	34,751	35,090	35,660	38,245	39,114

Commercial banking:
Commercial and multifamily real estate	13,323	13,411	13,543	13,716	13,926
Middle market	10,460	10,352	10,276	10,324	10,052
Specialty lending	3,947	3,715	3,654	3,609	3,535
Total commercial lending	27,730	27,478	27,473	27,649	27,513
Small-ticket commercial real estate	1,887	1,957	2,060	2,074	2,354
Total commercial banking	29,617	29,435	29,533	29,723	29,867

Other loans (2)	465	475	463	489	460
Total	$125,441	$126,391	$128,335	$134,379	$138,184

Net charge-off rates
Credit card:
Domestic credit card	7.28%	8.23%	9.49%	10.48%	9.59%
International credit card	6.68%	7.60%	8.38%	8.83%	9.52%
Total credit card	7.21%	8.16%	9.36%	10.29%	9.58%

Consumer banking:
Automobile	2.65%	2.71%	2.09%	2.97%	4.55%
Home loan(3)	0.89%	0.41%	0.46%	0.94%	0.72%
Retail banking(3)	2.40%	2.20%	2.11%	2.11%	2.93%
Total consumer banking(3)	1.98%	1.79%	1.47%	2.03%	2.85%

Commercial banking:
Commercial and multifamily real estate(3)	1.15%	1.78%	1.17%	1.45%	3.02%
Middle market (3)	0.94%	0.43%	0.78%	0.82%	0.75%
Specialty lending	0.63%	0.64%	0.87%	0.90%	1.85%
Total commercial lending(3)	1.00%	1.11%	0.98%	1.14%	2.04%
Small-ticket commercial real estate	7.72%	3.48%	4.21%	4.43%	13.08	%(7)
Total commercial banking(3)	1.43%	1.27%	1.21%	1.37%	2.91%

Other loans	21.11%	17.63%	27.95%	18.82%	28.25%
Total	4.45%	4.82%	5.35%	6.01%	6.33%

30+ day performing delinquency rates
Credit card:
Domestic credit card	4.09%	4.53%	4.79%	5.30%	5.78%
International credit card	5.75%	5.84%	6.03%	6.39%	6.55%
Total credit card	4.29%	4.69%	4.94%	5.43%	5.88%

Consumer banking:
Automobile	8.14%	7.95%	7.74%	7.58%	10.03%
Home loan(3)	0.64%	0.69%	0.68%	0.93%	1.26%
Retail banking(3)	0.93%	1.08%	0.87%	1.02%	1.23%
Total consumer banking(3)	4.57%	4.40%	4.15%	4.13%	5.43%

Nonperforming asset rates(5) (6)
Consumer banking:
Automobile(4)	0.64%	0.60%	0.56%	0.55%	0.92%
Home loan(3)	4.25%	4.09%	3.78%	3.17%	2.24%
Retail banking(3)	2.66%	2.41%	2.25%	2.07%	2.11%
Total consumer banking(3)	2.17%	2.11%	2.00%	1.76%	1.60%

Commercial banking:
Commercial and multifamily real estate(3)	2.23%	2.44%	2.82%	3.65%	3.25%
Middle market (3)	1.33%	1.36%	1.20%	1.15%	1.09%
Specialty lending	1.30%	1.75%	1.94%	2.18%	2.25%
Total commercial lending(3)	1.76%	1.94%	2.10%	2.52%	2.33%
Small-ticket commercial real estate	2.38%	2.04%	3.57%	4.18%	4.87	%(7)
Total commercial banking(3)	1.80%	1.94%	2.20%	2.64%	2.52%

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 9:  Credit Card Segment Financial & Statistical Summary(1)

(dollars in millions) (unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Credit Card
Earnings:
Net interest income	$1,870	$1,934	$1,977	$2,113	$2,029
Non-interest income	672	671	659	718	897
Total revenue	$2,542	$2,605	$2,636	$2,831	$2,926
Provision for loan and lease losses	589	660	765	1,175	1,204
Non-interest expense	1,056	978	1,002	914	943
Income from continuing operations before taxes	897	967	869	742	779
Income tax provision	311	336	301	253	269
Income from continuing operations, net of tax	$586	$631	$568	$489	$510

Selected metrics:
Period end loans held for investment	$61,371	$61,326	$61,897	$63,806	$68,524
Average loans held for investment	$60,608	$61,391	$62,679	$65,922	$68,743
Loans held for investment yield	13.97%	14.27%	14.24%	14.88%	14.21%
Revenue margin	16.78%	16.97%	16.82%	17.18%	17.03%
Net charge-off rate	7.21%	8.16%	9.36%	10.29%	9.58%
30+ day performing delinquency rate	4.29%	4.69%	4.94%	5.43%	5.88%
Purchase volume (8)	$29,379	$27,039	$26,570	$23,924	$26,866

Domestic Card
Earnings:
Net interest income	$1,621	$1,691	$1,735	$1,865	$1,781
Non-interest income	594	575	560	618	794
Total revenue	$2,215	$2,266	$2,295	$2,483	$2,575
Provision for loan and lease losses	505	577	675	1,096	1,033
Non-interest expense	935	844	869	809	833
Income from continuing operations before taxes	775	845	751	578	709
Income tax provision	276	301	268	206	248
Income from continuing operations, net of tax	$499	$544	$483	$372	$461

Selected metrics:
Period end loans held for investment	$53,849	$53,839	$54,628	$56,228	$60,300
Average loans held for investment	$53,189	$54,049	$55,252	$58,108	$60,443
Loans held for investment yield	13.57%	13.95%	13.98%	14.78%	14.08%
Revenue margin	16.66%	16.77%	16.61%	17.09%	17.04%
Net charge-off rate	7.28%	8.23%	9.49%	10.48%	9.59%
30+ day performing delinquency rate	4.09%	4.53%	4.79%	5.30%	5.78%
Purchase volume (8)	$26,985	$24,858	$24,513	$21,988	$24,593

International Card
Earnings:
Net interest income	$249	$243	$242	$248	$248
Non-interest income	78	96	99	100	103
Total revenue	$327	$339	$341	$348	$351
Provision for loan and lease losses	84	83	90	79	171
Non-interest expense	121	134	133	105	110
Income from continuing operations before taxes	122	122	118	164	70
Income tax provision	35	35	33	47	21
Income from continuing operations, net of tax	$87	$87	$85	$117	$49

Selected metrics:
Period end loans held for investment	$7,522	$7,487	$7,269	$7,578	$8,224
Average loans held for investment	$7,419	$7,342	$7,427	$7,814	$8,300
Loans held for investment yield	16.82%	16.62%	16.21%	15.66%	15.19%
Revenue margin	17.63%	18.47%	18.37%	17.81%	16.90%
Net charge-off rate	6.68%	7.60%	8.38%	8.83%	9.52%
30+ day performing delinquency rate	5.75%	5.84%	6.03%	6.39%	6.55%
Purchase volume (8)	$2,394	$2,181	$2,057	$1,936	$2,273

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 10:  Consumer Banking Segment Financial & Statistical Summary(1)

(dollars in millions) (unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Consumer Banking
Earnings:
Net interest income	$950	$946	$935	$896	$833
Non-interest income	196	196	162	316	153
Total revenue	$1,146	$1,142	$1,097	$1,212	$986
Provision for loan and lease losses	189	114	(112)	50	249
Non-interest expense	770	757	735	688	749
Income from continuing operations before taxes	187	271	474	474	(12)
Income tax provision (benefit)	67	96	169	169	(4)
Income (loss) from continuing operations, net of tax	$120	$175	$305	$305	$(8)

Selected metrics:
Period end loans held for investment	$34,383	$34,997	$35,313	$36,383	$38,214
Average loans held for investment	$34,751	$35,090	$35,660	$38,245	$39,114
Loans held for investment yield	9.20%	9.28%	8.99%	8.96%	8.83%
Auto loan originations	$2,217	$2,439	$1,765	$1,343	$1,018
Period-end deposits	$82,959	$79,506	$77,407	$76,883	$74,145
Average deposits	$81,834	$78,224	$77,082	$75,115	$72,976
Deposit interest expense rate	1.13%	1.18%	1.18%	1.27%	1.41%
Core deposit intangible amortization	$34	$36	$36	$38	$40
Net charge-off rate (3)	1.98%	1.79%	1.47%	2.03%	2.85%
Nonperforming loans as a percentage of loans held for investment (3)(4)	1.97%	1.92%	1.82%	1.62%	1.45%
Nonperforming asset rate (3) (4)	2.17%	2.11%	2.00%	1.76%	1.60%
30+ day performing delinquency rate (3) (4)	4.57%	4.40%	4.15%	4.13%	5.43%
Period-end loans serviced for others	$20,689	$20,298	$21,425	$26,778	$30,283

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 11:  Commercial Banking Segment Financial & Statistical Summary(1)

(dollars in millions) (unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Commercial Banking
Earnings:
Net interest income	$336	$325	$319	$312	$318
Non-interest income	49	30	60	42	38
Total revenue	$385	$355	$379	$354	$356
Provision for loan and lease losses	34	95	62	238	368
Non-interest expense	207	199	198	192	197
Income (loss) from continuing operations before taxes	144	61	119	(76)	(209)
Income tax provision (benefit)	51	22	42	(27)	(73)
Income (loss) from continuing operations, net of tax	$93	$39	$77	$(49)	$(136)

Selected metrics:
Period end loans held for investment	$29,742	$29,542	$29,575	$29,612	$29,613
Average loans held for investment	$29,617	$29,435	$29,533	$29,723	$29,867
Loans held for investment yield	5.13%	5.13%	4.94%	5.03%	5.11%
Period end deposits	$22,630	$22,100	$21,527	$21,605	$20,480
Average deposits	$22,808	$21,899	$22,171	$21,859	$19,420
Deposit interest expense rate	0.61%	0.67%	0.67%	0.72%	0.80%
Core deposit intangible amortization	$13	$14	$14	$14	$14
Net charge-off rate (3)	1.43%	1.27%	1.21%	1.37%	2.91%
Nonperforming loans as a percentage of loans held for investment (3)	1.66%	1.81%	2.04%	2.48%	2.37%
Nonperforming asset rate (3)	1.80%	1.94%	2.20%	2.64%	2.52%

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 12:  Other and Total Segment Financial & Statistical Summary(1)

(dollars in millions) (unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Other
Earnings:
Net interest income (expense)	$(133)	$(93)	$(132)	$(91)	$(11)
Non-interest income (expense)	22	7	(74)	(14)	111
Total revenue	$(111)	$(86)	$(206)	$(105)	$100
Provision for loan and lease losses	27	(2)	10	18	24
Restructuring expense (9)	-	-	-	-	32
Non-interest expense	58	62	65	53	27
Income (loss) from continuing operations before taxes	(196)	(146)	(281)	(176)	17
Income tax benefit	(98)	(119)	(143)	(151)	(21)
Income (loss) from continuing operations, net of tax	$(98)	$(27)	$(138)	$(25)	$38

Selected metrics:
Period end loans held for investment (2)	$451	$469	$470	$464	$452
Average loans held for investment (2)	$465	$475	$463	$489	$460
Period end deposits	$16,621	$17,606	$18,397	$19,299	$21,184
Average deposits	$17,094	$18,132	$19,231	$20,556	$22,202

Total
Earnings:
Net interest income	$3,023	$3,112	$3,099	$3,230	$3,169
Non-interest income	939	904	807	1,062	1,199
Total revenue	$3,962	$4,016	$3,906	$4,292	$4,368
Provision for loan and lease losses	839	867	725	1,481	1,845
Restructuring expense (9)	-	-	-	-	32
Non-interest expense	2,091	1,996	2,000	1,847	1,916
Income from continuing operations before taxes	1,032	1,153	1,181	964	575
Income tax provision	331	335	369	244	171
Income from continuing operations, net of tax	$701	$818	$812	$720	$404

Selected metrics:
Period end loans held for investment	$125,947	$126,334	$127,255	$130,265	$136,803
Average loans held for investment	$125,441	$126,391	$128,335	$134,379	$138,184
Period end deposits	$122,210	$119,212	$117,331	$117,787	$115,809
Average deposits	$121,736	$118,255	$118,484	$117,530	$114,598

CAPITAL ONE FINANCIAL CORPORATION (COF)
Table 13:  Notes to Loan and Segment Disclosures (Tables 8 — 12)

(1)
Prior to the January 1, 2010 adoption of the new consolidation accounting standards, management evaluated the financial performance of the Company and the results of each of its business segments on a non-GAAP "managed" basis.  Our managed presentations assumed that our securitized loans had not been sold and that the earnings from securitized loans were classified in our results of operations in the same manner as the earnings on loans that we owned.  The adoption of the new consolidation accounting standards resulted in the consolidation of the majority of the Company's credit card securitization trusts.  As a result, the Company's reported and managed basis presentations are generally comparable for periods beginning after January 1, 2010, except for one securitization trust that remained unconsolidated during the first two quarters of 2010. The Company exercised its clean-up call option on this trust effective September 15, 2010, which resulted in the consolidation of $93 million of loans underlying this trust in the third quarter of 2010. The accompanying Exhibit "Exhibit 99.3—Reconciliation of Non-GAAP Measures and Regulatory Capital Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its reported GAAP results.

(2)	Other loans held for investment includes unamortized premiums and discounts on loans acquired as part of the North Fork and Hibernia acquisitions.

(3)	The credit quality statistics excluding the impact of loans acquired from Chevy Chase Bank (CCB) are as follows.

(in millions) (unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
CCB period end acquired loan portfolio	$5,532	$5,891	$6,381	$6,799	$7,251
CCB average acquired loan portfolio	$5,633	$6,014	$6,541	$7,037	$7,512
Net charge-off rates
Consumer banking:
Home loan	1.46%	0.68%	0.77%	1.02%	1.24%
Retail banking	2.49%	2.29%	2.23%	2.22%	3.20%
Total consumer banking	2.32%	2.11%	1.76%	2.28%	3.45%

Commercial banking:
Commercial and multifamily real estate	1.17%	1.81%	1.19%	1.48%	3.05%
Middle market	0.97%	0.44%	0.82%	0.87%	0.75%
Total commercial lending	1.02%	1.14%	1.01%	1.48%	2.05%
Total commercial banking	1.45%	1.30%	1.24%	1.41%	2.93%

30+ day performing delinquency rates
Consumer banking:
Home loan	1.06%	1.16%	1.14%	1.58%	2.18%
Retail banking	0.97%	1.12%	0.91%	1.07%	1.30%
Total consumer banking	5.35%	5.19%	4.93%	4.95%	6.56%

Nonperforming asset rates
Consumer banking:
Home loan	7.05%	6.83%	6.30%	5.36%	3.88%
Retail banking	2.77%	2.51%	2.37%	2.17%	2.23%
Total consumer banking	2.54%	2.49%	2.38%	2.11%	1.93%

Commercial banking:
Commercial and multifamily real estate	2.28%	2.47%	2.90%	3.71%	3.34%
Middle market	1.36%	1.42%	1.25%	1.23%	1.13%
Total commercial lending	1.79%	1.98%	2.16%	2.60%	2.39%
Total commercial banking	1.83%	1.98%	2.26%	2.72%	2.62%

Nonperforming loans as a percentage of loans held for investment
Consumer banking	2.30%	2.26%	2.16%	1.93%	1.75%
Commercial banking	1.69%	1.84%	2.09%	2.55%	2.43%

(4)	Includes nonaccrual consumer auto loans 90+ days past due.

(5)
Nonperforming assets consist of nonperforming loans and real estate owned ("REO") and foreclosed assets. The nonperforming asset ratios are calculated based on nonperforming assets for each segment divided by the combined total of loans held for investment, REO and foreclosed assets for each respective segment.

(6)
As permitted by regulatory guidance, the Company's policy is not to classify delinquent credit card loans as nonperforming. Instead, we continue to accrue finance charges and fees on credit card loans until the loan is charged off, typically when the account becomes 180 days past due.  Billed finance charges and fees considered uncollectible are not recognized in income.

(7)
During Q4 2009, the Company reclassified small-ticket commercial real estate loans totaling $128 million to loans held for sale from loans held for investment and recognized charge-offs of $80 million.

(8)	Includes credit card purchase transactions net of returns. Excludes cash advance transactions.

(9)	In 2009, the Company completed its restructuring initiative that was initiated in 2007.

FOR IMMEDIATE RELEASE: January 20, 2011

Contacts:	Jeff Norris Investor Relations	Danielle Dietz Investor Relations	Tatiana Stead Media Relations	Julie Rakes Media Relations

703-720-2455	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Fourth Quarter 2010 Net Income of $697 million, or $1.52 per share
Earnings for full year 2010 were $2.7 billion, or $6.01 per share
Compared to fourth quarter 2009, earnings were up $321 million, or 85 percent

Credit performance continues to improve
Charge-offs improved by approximately 36 percent, or nearly $0.8 billion, from the fourth quarter of 2009
Charge-offs improved $128 million in the fourth quarter compared to the third quarter of 2010
Domestic Card charge-off rate improved 231 basis points relative to fourth quarter of 2009 to 7.28 percent

Balance sheet remains strong
Excluding run-off portfolios, loans grew $1 billion in the quarter
Strong deposit growth with disciplined pricing continued, with Commercial and Consumer Banking deposits up more than $10 billion, or 11.6 percent, in 2010
Tier 1 common equity ratio improved to 8.78 percent in the fourth quarter

McLean, Va. (January 20, 2011) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2010 of $697 million, or $1.52 per common share, an increase of 85 percent compared to fourth quarter 2009 net income of $376 million, or $0.83 per share.  For the full year of 2010, net income was $2.7 billion, or $6.01 per share, compared to net income of $320 million, or $0.74 per share for 2009 including the ($563.9) million, or ($1.31) per share, impact to net income from the repayment of the government’s TARP preferred share investment in 2009.

“In the second half of 2010, improvements in our credit results outpaced the economic recovery, and we began to see some stabilization in loan volumes and early signs of a return to loan growth in 2011,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer.  "With high performing businesses, a well-recognized brand, and a strong balance sheet, we have emerged from the recession well-positioned to create shareholder value in 2011 and beyond."

Capital One – Fourth Quarter 2010 Results

Total Company Results

•	Total revenue in the fourth quarter of 2010 of $4.0 billion decreased $54 million, or 1.3 percent, reflecting slightly lower average loans and the full quarter impact of implementing the CARD Act.

o	Net interest income decreased $86 million, and net interest margin declined to 6.95 percent from 7.21 percent.

o	Non-interest income increased $32 million in the fourth quarter relative to the prior quarter.

•
Provision expense of $839 million in the fourth quarter decreased $28 million from the prior quarter driven by lower charge-offs which were partially offset by a smaller allowance release in the fourth quarter.  Continued improvement in charge-offs and delinquency performance in the portfolio was the primary driver of the fourth quarter allowance release.

•	The allowance as a percentage of loans was 4.47 percent at the end of the fourth quarter of 2010 compared with 4.89 percent at the end of the prior quarter.

•	Charge-offs as a percentage of loans were 4.45 percent at the end of the fourth quarter of 2010 compared with 4.82 percent at the end of the prior quarter and 6.33 percent at the end of 2009.

•	Ending managed loans held for investment declined $387 million, or 0.3 percent, in the fourth quarter to $125.9 billion at December 31, 2010.

o
Excluding the expected run-off in the company’s Installment Loan portfolio in Domestic Card, Home Loan portfolio in Consumer Banking, and Small-Ticket CRE portfolio in Commercial Banking, loan balances grew approximately $1.0 billion in the fourth quarter of 2010.

•
For the year 2010, ending managed loans declined by $10.9 billion, or 7.9 percent, with approximately $6.0 billion of that decline coming from the expected runoff of Home Loans, Installment Loans, and Small-Ticket CRE.

•	Average total deposits increased $3.5 billion, or 2.9 percent, during the quarter to $121.7 billion. Period-end total deposits increased by $3.0 billion, or 2.5 percent, to $122.2 billion.

Capital One – Fourth Quarter 2010 Results

•
The cost of funds decreased to 1.50 percent in the fourth quarter from 1.64 percent in the prior quarter, driven by the continuing replacement of higher cost wholesale funding with lower cost deposits.

•
Non-interest expense of $2.0 billion in the fourth quarter of 2010 increased $95 million, or 4.8 percent, compared with the prior quarter, driven in large part by an increase in marketing expenses. Compared with the prior year, non-interest expenses increased $517 million, or 7.0 percent, driven primarily by a 63 percent increase in marketing relative to 2009.

•	The company’s Tier 1 common equity ratio of 8.78 percent increased 57 basis points relative to the ratio of 8.21 percent in the prior quarter.

"Loan balances are stabilizing, marketing and partnership opportunities are evident, and headwinds such as charge-offs and the runoff of portfolios continue to abate," said Gary L. Perlin, Capital One’s Chief Financial Officer. "We also expect that our strong capital position and generation will enable us to deploy capital in the service of shareholders to generate attractive returns in 2011 and beyond."

Segment Results

The company reports the results of its business through three operating segments: Credit Card, Commercial Banking and Consumer Banking. Please refer to the Financial Supplement for additional details.

Credit Card Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

•
Period-end loans in the Domestic Card segment were $53.8 billion in the fourth quarter, flat with the prior quarter, as expected run-off from the Installment Loan portfolio offset seasonal growth. Excluding the run-off of the Installment Loans, loans grew $679 million compared to the third quarter of 2010.

•	Fourth quarter Domestic Card purchase volumes increased $2.1 billion, or 8.6 percent, relative to the prior quarter, even as overall loan balances have declined.

•	International credit card loans increased in the quarter by $35 million, or 0.47 percent, to $7.5 billion, due to seasonality.

Capital One – Fourth Quarter 2010 Results

•
Domestic Card revenue margin declined 11 basis points to 16.66 percent in the fourth quarter from 16.77 percent in the prior quarter driven by a full quarter of lower late fees resulting from implementing the CARD Act.

•	Domestic Card provision expense decreased $72 million in the fourth quarter relative to the prior quarter, driven by lower charge-offs.

•	Net charge-off rates relative to the prior quarter:

–	Domestic Card – improved 95 basis points to 7.28 percent from 8.23 percent
–	International Card – improved 92 basis points 6.68 to percent from 7.60 percent

•	Delinquency rates relative to the prior quarter:

–	Domestic Card – improved 44 basis points to 4.09 percent from 4.53 percent
–	International Card – improved 9 basis points to 5.75 percent from 5.84 percent

Commercial Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

The Commercial Banking segment consists of commercial and multi-family real-estate, middle market lending and specialty lending.

•
Revenues increased $30 million, or 8.5 percent, in the fourth quarter due to modest loan growth with stable loan yields and an increase in non-interest income due to the absence of a third quarter loss from the sale of GreenPoint HFS loans.

•	Provision expense decreased $61 million due to an allowance release in the fourth quarter.

•	Average deposits grew $909 million, or 4.2 percent, to $22.8 billion. The deposit interest expense rate improved 6 basis points to 61 basis points.

•	Charge-off rate relative to the prior quarter:

–	Total Commercial Banking – 1.43 percent, an increase of 16 basis points
–	Commercial lending – 1.00 percent, a decrease of 11 basis points

•	Non-performing asset rate relative to the prior quarter:

–	Total Commercial Banking – 1.80 percent, a decline of 14 basis points
–	Commercial lending – 1.76 percent, a decline of 18 basis points

Capital One – Fourth Quarter 2010 Results

Consumer Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

•	Revenues were stable in the fourth quarter at $1.1 billion, while non-interest expenses increased $13 million during the quarter, primarily due to higher marketing.

•	Provision expense increased $75 million relative to the prior quarter as a result of increased charge-offs in the quarter and a modest increase in allowance in Home Loan.

•	Net charge-off rates relative to the prior quarter:

–	Auto – 2.65 percent, a decrease of 6 basis points
–	Home Loan – 0.89 percent, an increase of 48 basis points
–	Retail banking – 2.40 percent, an increase of 20 basis points

•	Period-end loans relative to the prior quarter:

–	Auto – modest growth of $224 million, or 1.3 percent, to $17.9 billion. Third and fourth quarter 2010 originations equate to an annual “run rate” of approximately $9 billion.
–	Home Loan – Home loans continued to reflect expected run-off in the portfolio with a decline of $660 million, or 5.2 percent, to $12.1 billion.
–	Retail banking – declined $178 million, or 3.9 percent, to $4.4 billion.

•	Deposits in Consumer Banking showed strong growth in the quarter, with average deposits increasing $3.6 billion, or 4.6 percent, to $81.8 billion and ending the year at $83 billion.

Tier 1 common equity ratio and related ratios, as used throughout this release, are non-GAAP financial measures.  For additional information, see Table 1 in the Financial Supplement.

Capital One – Fourth Quarter 2010 Results

Forward looking statements

The company cautions that its current expectations in this release dated January 20, 2011, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products, or financial condition; financial, legal, regulatory (including the impact of the Dodd-Frank Act and the regulations to be promulgated thereunder), tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s report on Form 10-K for the fiscal year ended December 31, 2009 and report on Form 10-Q for the quarters ended March 31, 2010, and June 30, 2010, and September 30, 2010.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $122.2 billion in deposits and     $197.5 billion in total assets outstanding as of December 31, 2010. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 100 index.

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NOTE:
Fourth quarter 2010 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides and other financial information. Additionally, a podcast and webcast of the earnings conference call is accessible through the same link.